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EXHIBIT 2.5
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                               EXTENSION AGREEMENT

         This Extension Agreement ("Extension") dated as of the 5th day of March, 2004, by and between Jim Evans ("Purchaser"), R Wireless, Inc., a Georgia corporation ("Wireless"), and Homes By Owners, Inc., a Georgia corporation ("Issuer").

                                   WITNESSETH
                                   ----------

         WHEREAS, the parties hereto entered into the Stock Acquisition Agreement ("Agreement") dated as of September 4, 2003; and

         WHEREAS, in Section 1(c) thereof it is provided that various actions will be taken if Issuer does not receive gross proceeds of at least $500,000 from the sale of Issuer common stock by the close of business of the 183rd day following the date of the Agreement, which date is March 5, 2004; and

         WHEREAS, the parties wish to extend that date to April 5, 2004;

         NOW, THEREFORE, the Agreement hereby is modified and supplemented as follows:

         1. EXTENSION. The phrase "the 183rd day following the date of this Agreement," where it appears in Section 1(c) of the Agreement, hereby is deleted and replaced with "April 5, 2004."

         2. The parties to the Agreement and this Extension hereby determine and instruct David R. Baker, as Escrow Agent under the Escrow Agreement dated as of the 4th day of September, 2003 between Evans, Issuer, Wireless and David R. Baker, to treat the phrases

         (a) "183 days from the date of this Agreement," where it appears in
         Section 4(b) of the Escrow Agreement,

         (b) "183 days from the date hereof," where it appears in Section 4(c) of the Escrow Agreement and

         (c) "the 183rd day from the date hereof," where it appears in Section 4(d) of the Escrow Agreement as being deleted and replaced with "April 5, 2004."

         3. MISCELLANEOUS PROVISIONS. Except as expressly modified in Section 1 of this Extension Agreement, all the terms and conditions of the Agreement (a) shall remain in full force and effect and (b) to the extent applicable, shall apply to this Extension.


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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.


                                                         /s/ Jim Evans
                                               ---------------------------------
                                                           Jim Evans


                                           R WIRELESS, INC.


                                           By:           /s/ Mark S. Neuhaus
                                               ---------------------------------
                                                           Mark S. Neuhaus
                                                              Chairman




                                            HOMES BY OWNERS, INC.


                                            By:          /s/ Jim Evans
                                               ---------------------------------
                                                           Jim Evans
                                                           President




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